Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-141529 and 333-147024), the Registration Statements on Form S-8 (No. 333-148085 and 333-148754) and related Prospectuses of XTL Biopharmaceuticals Ltd. of our report dated March 27, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
March 27, 2008